UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2025

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in Precision Optics Corporation, Inc.’s (the “Company”) Form 10-Q for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on May 15, 2025, on May 13, 2025, the Company entered into a First Lease Extension Agreement (the “Extension”) with Texzona Industries, Inc., pursuant to which the Company will continue to lease approximately 9,375 square feet of commercial space located at 1410 Gail Borden, El Paso, Texas. The term of Extension is for a period of 36 months commencing on June 1, 2025 and shall end on May 31, 2028.

Base rent for each year of the term is $49,219, $50,695 and $52,216. In addition to base rent, the Company is responsible for taxes, insurance and common area maintenance (“CAM”). Beginning June 1, 2025, the total estimated monthly rental payment including CAM is $5,773.

The foregoing description of the Extension does not purport to be a complete statement of the parties’ rights and obligations and is qualified in its entirety by reference to the full text of the Extension, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	First Lease Extension Agreement, dated May 13, 2025, by and between Texzona Industries, Inc and Precision Optics Corporation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Dated: May 19, 2025	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

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